Free Writing Prospectus

Filed Pursuant to Rule 433

Registration Statement No. 333-191801

February 18, 2014

PRIME MERIDIAN
HOLDING COMPANY
Investor Presentation February 2014
4Q’13 Financial Data - $15.0 Million Offering

PRIME MERIDIAN
Forward Looking Statements
This Presentation, including information incorporated herein by reference, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “may,” “could,” “should,” “would,” “believe,” “anticipate,” “estimate,” “expect,” “intend,” “plan,” “project,” “is confident that,” and similar expressions are intended to identify these forward-looking statements. These forward-looking statements involve risk and uncertainty and a variety of factors could cause our actual results and experience to differ materially from the anticipated results or other expectations expressed in these forward-looking statements. We do not have a policy of updating or revising forward looking statements except as otherwise required by law, and silence by management over time should not be construed to mean that actual events are occurring as estimated in such forward-looking statements.
Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors that could have a material adverse effect on our operations and the operations of our subsidiary, Prime Meridian Bank, include, but are not limited to, changes in:
risk factors named in the Prospectus
general economic conditions
legislative/regulatory changes
monetary and fiscal policies of the U.S. Government
the quality and composition of our loan or investment portfolios competition
demand for loan and deposit products
demand for financial services in our primary trade area
litigation, tax, and other regulatory matters
accounting principles and guidelines
other economic, competitive, governmental, regulatory, or technological factors affecting us
Prime Meridian Holding Company (“Prime Meridian”) has filed a registration statement (including a Prospectus) with the SEC for the Offering to which this communication relates. Before you invest, you should read the Prospectus in that registration statement and other documents Prime Meridian has filed with the SEC for more complete information about Prime Meridian and this Offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov or you can access the Prospectus at Prime Meridian’s website at www.primemeridianbank.com. Alternatively, Prime Meridian will arrange to send you the Prospectus if you request it by calling (850) 907-2301, or by emailing a request to: sdixon@primemeridianbank.com.

PRIME MERIDIAN
Table of Contents
SECTION DESCRIPTION
I. Offering Overview
II. Company Overview
III. Financial Highlights
IV. Appendix

I. Offering Overview

PRIME MERIDIAN
Reasons to Invest in Prime Meridian
Seasoned Management Team
Experienced management team with proven track record of franchise growth and development
Community leaders who know their clients
History of profitable bank operations
Strong Growth Potential
Florida Capital Region is projected to experience significant population and household income growth through 2017
Economic hub of Northern Florida – 7 robust industry sectors
Build-out of existing market franchise
Attractive growth opportunities in both South Alabama and
South Georgia markets
Strong local lending relationships and local decision making allow PMB to build market share
High Performing Bank with strong balance sheet and excellent asset quality
2013 ROAA and ROAE of 0.62% and 7.16%, respectively
Strong capital ratios – TCE1 (7.89%), Leverage (8.41%) and TRBC2 (13.66%)
Strong core funding – CDs less than 10% of deposit base and 2013 Cost of Funds of 0.42%
Excellent Asset Quality – NPAs (excluding TDRs3) 0.00%, Reserve for Loan Losses / Gross Loans 1.41% and NCOs4 / Average Loans 0.02% Attractive Valuation
Offering Price = 16.3x 2013 EPS
Offering Price = 115% of tangible book value and 108% of pro forma tangible book value both as of December 31, 2013
1 Tangible Common Equity to Assets
2 Total Risk Based Capital
3 Troubled Debt Restructuring
4 Net Charge-offs

PRIME MERIDIAN
Offering Summary – Public Offering
Issuer:
Prime Meridian Holding Company (the “Company”)
Tallahassee, Florida
Transaction Size: Up to $15.0 million
Shares Issued: 1,200,000 at $12.50 per share
Type of Security: Common Stock
Listing: There is no public listing for the security
Use of Proceeds: Corporate planning purposes - including both organic growth and acquisition opportunities
Minimum Purchase: 500 shares - $6,250
Maximum Purchase: 80,000 shares - $1,000,000
Closing Date: February 28, 2014 (Extension date to June 30, 2014)

PRIME MERIDIAN
Use of Proceeds
In the event the Bank raises $5.0 million or less, the net proceeds of the offering will be used for:
General corporate purposes, which may include:
maintaining liquidity for the Company
continuing to support the growth of the Bank while maintaining strong capital levels
Should the Bank raise between $5.0 million and $10.0 million, the net proceeds of the offering will be used for general corporate purposes, while also considering:
Branching or branch acquisition opportunities in the following markets:
North Florida
South Georgia
South Alabama
In the event the Bank raises more than $10.0 million, the net proceeds of the offering will be used for all of the aforementioned purposes above, while also considering:
The acquisition of another financial institution within the next 18 months
Source: S-1 Registration Statement

PRIME MERIDIAN
Company Overview
Operating 2 locations in the Tallahassee MSA under its banking subsidiary – Prime Meridian Bank
Balance Sheet (12/31/13):
Assets $206.5 million
Loans1 $123.1 million
Deposits $183.2 million
Total equity $16.4 million
Tangible common equity $16.4 million
Capital Ratios (12/31/13):
TCE/TA – 7.89%
Leverage – 8.41%
Total Risk-Based – 13.66%
Asset Quality (12/31/13):
NPAs/assets (w/o TDRs) – 0.00%
NPAs/assets (with TDRs) – 0.20%
Profitability (YTD 12/31/13):
Net income of $1.1 million
ROAA – 0.62%
ROAE – 7.16%
Net interest margin – 3.55%
www.primemeridianbank.com
1 Gross loans less deferred loan costs
Source: SNL Financial, internal company documents
Mill 38 Bainbridge 84 Cairo 111 Thomasville Boston Quitman 76 38 Lake Seminole Faceville Branch 27
Calvary Chattahoochee 10 12 Quincy Havana 27 Thomasville Rd 57 Monticello Lake Talquin 20 Tallahassee 319 267
Wacissa Lamont Woodville 59 221 Wakulla Apalachicola National Forest Perry 19 Oyster Bay St James Island
2013 SNL Financial LC All rights reserved.

II. Company Overview

PRIME MERIDIAN
A Community Focused Institution
“Building bankers to serve our clients and community in order to optimize shareholder value.”
Established in 2008, Prime Meridian Bank was founded by a group of local business professionals.
Our Competitive Strengths:
Experienced and engaged management team and local Board
Strong brand and culture
Expertise in commercial lending
Effective and flexible technology
Stable and scalable platform

PRIME MERIDIAN
A Community Focused Institution
“Let’s think of a few good reasons why it CAN be done!”
Our Core Principles:
Passion – level of intense excellence and commitment beyond simply meeting requirements
Grace – high level of service with courtesy and compassion
Integrity – doing the right thing because it’s the right thing to do
Tenacity – culture of looking at new ideas, tackling challenges and overcoming obstacles
Accountability – accepting full and ultimate responsibility

PRIME MERIDIAN
Board of Directors & Executive Management
Board of Directors
Name Age Company Position Bank Position Year Joined1 Principal Occupation
Sammie D. Dixon, Jr. 44 CEO, President & Director CEO, President & Director 2010 Chief Executive Officer and President
Kathleen C. Jones 60 CFO, EVP & Director CFO, EVP & Director 2010 Executive Vice President, Chief Financial Officer
Chris L. Jensen, Jr. 57 EVP, Director SLO, EVP & Director 2010 Executive Vice President, Senior Lender
Susan Payne Turner 47 N/A SVP, Chief Risk Officer 2013 Senior Vice President, Chief Risk Officer
Richard A. Weidner 69 Chairman Chairman 2010 CPA, Partner with Carr, Riggs & Ingram, LLC
William D. Crona 65 Director Director 2010 Financial Consultant, Investor, and CPA
Steven L. Evans 66 Director Director 2010 Retired IBM Executive
R. Randy Guemple 62 Director Director 2010 Retired Banker and CPA
1 Holding company formed in 2010
Source: SNL Financial, internal company documents

PRIME MERIDIAN

Board of Directors & Executive Management Continued

Board of Directors						
	Name	Age	Company Position	Bank Position	Year Joined[1]	Principal Occupation
	Robert H. Kirby	47	Director	Director	2010	Businessman, Partner in Rehab Technologies
	Frank L. Langston	56	Director	Director	2010	Principal of TALCOR Commercial Real Estate Services, Inc.
	Todd A. Patterson, D.O.	63	Director	Director	2010	Osteopathic Physician
	L. Collins Proctor, Sr.	44	Director	Director	2010	Chief Operating Officer of kWControl Holdings, LLC
	Garrison A. Rolle, M.D.	51	Director	Director	2010	Orthopedic Surgeon
	Steven D. Smith	60	Director	Director	2010	Businessman, Krispy Kreme Doughnut franchisee
	Marjorie R. Turnbull	73	Director	Director	2010	Consultant

[1] Holding company formed in 2010
Source: SNL Financial, internal company documents

13

PRIME MERIDIAN
Executive Management Team
Sammie D. Dixon, Jr., Chief Executive Officer
Prior to joining the Bank, from June 2005 to December 2006, Mr. Dixon was the Senior Vice President and Commercial Sales Manager for Regions Bank in Tallahassee, Florida. From August 2003 to June 2005, he served as Chief Executive Officer and President for Bank of Thomas County, Georgia. From April 1999 to 2003, Mr. Dixon held various positions with Bank of Florida – Southwest in Naples, Florida. Mr. Dixon began his banking career with NationsBank in 1997. Mr. Dixon is active in the community as a member of the Rotary Club of Tallahassee, a Board member of Big Bend Hospice Foundation, a member of the Tallahassee Memorial Hospital Foundation Board of Trustees, a Board member of the Economic Development Council of Tallahassee/Leon County, and a member of Saint Peter’s Anglican Church. Mr. Dixon’s banking experience and intimate knowledge of the Bank qualifies him to serve on our Board of Directors
Kathleen C. Jones, Chief Financial Officer
Prior to joining the Bank, Mrs. Jones spent 36 years with SunTrust Bank and its predecessor institutions. Mrs. Jones retired from SunTrust Bank in 2007, at the position of the North Florida Regional Senior Vice President and Senior Banking Operations Manager. She is a 1978 graduate of Florida State University where she received a Bachelor of Science in Finance. She also is a 1988 graduate of the Graduate School of Banking of the South in Baton Rouge, Louisiana. Mrs. Jones is a member of Thomasville Road Baptist Church. Mrs. Jones’ banking experience and intimate knowledge of the Company’s financial operations qualify her to serve on our Board of Directors.
Source: SNL Financial, internal company documents

PRIME MERIDIAN
Executive Management Team
Chris Jensen, Jr., Senior Lender
Prior to joining the Bank, from February 2005 to 2007, Mr. Jensen served as Tallahassee Market President for Regions Bank. Before that, Mr. Jensen held various management positions with SouthTrust Bank from 1997 to 2005, culminating with the position of Tallahassee’s Market President. He also served as Senior Lender for First Bank of Tallahassee in its de novo stage in 1990. Mr. Jensen has over 30 years of lending experience in Tallahassee and the surrounding markets. He is active in the community and currently serves on the Boards of several local groups including the Young Actors Theatre, the Suwannee River Area Council for the Boy Scouts of America and the Rotary Club of Tallahassee. Mr. Jensen’s banking experience and intimate knowledge of the Bank’s lending activities and market qualifies him to serve on our Board of Directors.
Susan Payne Turner, Chief Risk Officer
Mrs. Turner was formerly a Regional Retail Leader for Centennial Bank, where her responsibilities included management of retail for ten branches located in Leon, Wakulla, Calhoun and Liberty Counties. Prior to this position, Mrs. Turner was Chief Financial Officer for a community bank with responsibilities in: financials, budgeting, staff management and development; AML/BSA compliance; deposit compliance; facility expansion; GLBA-Technology; and audit/exam initiatives. Mrs. Turner began her banking career while working part-time in high school and has worked in many areas of banking including operations, marketing, compliance, financials and human resources. She is a graduate of Florida State University and received her Master’s in Business Administration from Troy University in 2005. Mrs. Turner also graduated from the Graduate School of Banking at LSU. Currently, she is the Chair for Tallahassee Community College Foundation and Chair for the Wakulla County Senior Citizens’ Council, and also serves on the Wakulla County Chamber of Commerce Board. Mrs. Turner is Treasurer for the Coastal Optimist Club.
Source: SNL Financial, internal company documents

PRIME MERIDIAN
Franchise Footprint – Metro Tallahassee
Prime Meridian is headquartered in the Florida Capital Region in the city of Tallahassee:
Capital region consists of 4 counties - Leon, Gadsden, Wakulla & Jefferson Counties
The Tallahassee MSA consists of Leon County*
Home to Florida’s state capital
Education hub – Florida State University, Florida A&M University, and Tallahassee Community College, a 14,000+ student community college
Ability to expand into South Alabama & South Georgia markets
County Market Rank Number of Branches Market Deposits ($000) Market Share (%)
Leon 10 2 $162,204 3.55%
Total 2 162,204
County
Population 2012 (Actual)
Proj. Pop. Increase ‘12 -‘17 (%)
Median Income 2012 ($)
Proj. Inc. Change ‘12 - ‘17 (%)
Leon 279,534 3.78% $43,071 19.28%
Total 279,534 0.04 43,071 0.19
State of Florida 19,016,069 3.43 43,924 18.32
USA 313,129,017 1.42 50,157 13.43
Source: SNL Financial

PRIME MERIDIAN

Deposit Market Share

- Prime Meridian is the 3rd largest community bank headquartered in the Tallahassee MSA

- The competitive landscape is dominated by national, super-regional and regional banking institutions and significant opportunities exist to increase market share and develop additional lines of business

- Prime Meridian operates 2 locations within the Tallahassee MSA

- As of June 30, 2013:
  - Prime Meridian ranked 10th in the Tallahassee MSA, with 3.2% market share and $162 million in total deposits

Tallahassee - MSA				June '13			
Rank	Institution	City	State	Total Assets ($M)	# of Branches	Total Deposits ($M)	Market Share (%)
1	Capital City Bank Group Inc.	Tallahassee	FL	$2,540	19	$929	18.5 %
2	SunTrust Banks Inc.	Atlanta	GA	167,102	9	823	16.4
3	Wells Fargo & Co.	San Francisco	CA	1,344,667	8	590	11.7
4	Bank of America Corp.	Charlotte	NC	1,607,218	7	490	9.7
5	Home BancShares Inc.	Conway	AR	6,935	11	466	9.3
6	FMB Banking Corp.	Monticello	FL	425	6	306	6.1
7	BB&T Corp.	Winston-Salem	NC	177,895	3	261	5.2
8	Synovus Financial Corp.	Columbus	GA	25,929	4	241	4.8
9	Regions Financial Corp.	Birmingham	AL	117,899	5	231	4.6
10	**Prime Meridian Holding Co.**	**Tallahassee**	**FL**	**184**	**2**	**162**	**3.2**
11	Hancock Holding Co.	Gulfport	MS	19,035	4	160	3.2
12	Sunshine Financial Inc.	Tallahassee	FL	152	4	131	2.6
13	Ameris Bancorp	Moultrie	GA	3,556	3	87	1.7
14	Pro Financial Holdings Inc.	Tallahassee	FL	66	3	59	1.2
15	Cadence Bancorp LLC	Houston	TX	5,835	1	53	1.0
16	Florida Bank Group Inc.	Tampa	FL	559	1	43	0.9
				Market Total	90	$5,031	100.0 %

($ Dollars in Thousands)

Branch List					
Address	City	County	6/30/13 Deposits ($000)	6/30/12 Deposits ($000)	'12 - '13 Change
1471 Timberlane Rd	Tallahassee	Leon	$136,698	$112,874	21%
1897 Capital Cir NE	Tallahassee	Leon	25,506	8,994	184%
		Total:	$162,204	$121,868	33%

Note: Market share analysis excludes non-retail deposits
Source: SNL Financial

17

PRIME MERIDIAN

Market Overview – Florida's Capital Region

- **The capital region is the economic hub of Northern Florida and home to 7 robust industry sectors:**
  - Education
  - Renewable energy and environment
  - Aviation, aerospace, defense and national security
  - Health sciences, medical education, training and research, and sports medicine
  - Information technology
  - Research and engineering
  - Transportation and logistics


FLORIDA'S CAPITAL REGION
GADSDEN
LEON
TALLAHASSEE
JEFFERSON
WAKULLA

	Mkt Share				Demographic Data					Economic Data	
	Bank Deposits ($Mil)	Mkt Share (%)	Mkt Rank (#)	Market Deposits ($Mil)	2012 Population (Actual)	Proj. '17 Growth (%)	2012 Hshld Income (Actual)	Proj. '17 Growth (%)	% Hshlds > $100k (%)	Unemp. Rate (%)	Number of Businesses (Actual)
Cities											
Tallahassee, FL	162.2	3.6	10	4,525.8	184,160	3.8	37,113	19.2	13.4	NA	10,642
Counties											
Leon, FL	162.2	3.6	10	4,525.8	279,534	3.8	43,071	19.3	16.4	6.6	13,722
Gadsden, FL	--	--	--	198.8	48,534	1.8	29,837	18.2	5.2	7.9	1,479
Jefferson, FL	--	--	--	121.6	15,070	2.5	36,164	12.9	10.3	6.3	621
Wakulla, FL	--	--	--	206.5	31,439	6.5	48,177	13.5	11.3	6.0	1,043
MSAs											
Tallahassee	162.2	3.2	10	5,031.0	374,577	3.7	41,252	21.6	14.5	6.7	16,865
States											
Alabama	--	--	--	86,000.7	4,842,196	3.1	39,710	15.5	13.6	6.6	188,716
Florida	--	--	--	431,204.5	19,016,069	3.4	43,924	18.3	15.9	7.4	847,856
Georgia	--	--	--	184,937.7	9,858,142	4.6	46,722	18.3	18.0	9.1	391,478
USA	--	--	--	--	313,129,017	3.5	50,157	13.4	20.3	7.4	12,492,759

Source: SNL Financial, Tallahassee Economic Development

18

PRIME MERIDIAN
Post Transaction Opportunities
Build-out of existing operating platform
Additional capital enables growth of existing balance sheet
Strong infrastructure can support a much larger institution
Scalable employee base helps facilitate increased market share
Expansion into neighboring growth markets
Branching or acquisitions
Franchise expansion within the Florida panhandle market
Attractive growth opportunities in the South Alabama & South Georgia markets
Strong deposit market
Florida Panhandle is a liquid deposit market with available low cost deposits
Prime Meridian continues to attract lower cost core deposits
The market is dominated by larger regional and super-regional institutions; significant opportunities exist to gain market share from these institutions

III. Financial Highlights

PRIME MERIDIAN
Increasing Franchise Value
Total Assets ($M)
$300
$225
$150
$75
$0
CAGR – 28%
$77 $103 $139 $170 $207
2009Y 2010Y 2011Y 2012Y 2013Y
Total Deposits ($M)
$250
$200
$150
$100
$50
CAGR – 29%
$65 $86 $116 $147 $183
2009Y 2010Y 2011Y 2012Y 2013Y
Gross Loans ($M)
$200
$150
$100
$50
$0
CAGR – 23%
$53 $65 $78 $95 $123
2009Y 2010Y 2011Y 2012Y 2013Y
Cost of Funds (%)
2.00%
1.50%
1.00%
0.50%
0.00%
1.73% 1.24% 0.96% 0.62% 0.42%
2009Y 2010Y 2011Y 2012Y 2013Y
CAGR=compound annual growth rate
Notes: Some bank level data used
Source: SNL Financial, internal company documents

PRIME MERIDIAN
Building Shareholder Value
Total Equity ($M)
$19.0
$17.0
$15.0
$13.0
$11.0
CAGR – 9%
$11.6 $13.7 $15.1 $16.0 $16.4
2009Y 2010Y 2011Y 2012Y 2013Y
Tangible Book Value / Share
$13.00
$11.50
$10.00
$8.50
$7.00
CAGR – 9%
$7.76 $9.18 $10.09 $10.72 $10.92
2009Y 2010Y 2011Y 2012Y 2013Y
Net Income ($M)
$2.0
$1.5
$1.0
$0.5
$0.0
-$0.5
Cumulative Profitability reached in 2012
-$0.2 $0.2 $0.6 $1.0 $1.1
2009Y 2010Y 2011Y 2012Y 2013Y
Earnings Per Share
$1.00
$0.75
$0.50
$0.25
$0.00
-$0.25
-$0.14 $0.12 $0.41 $0.68 $0.77
2009Y 2010Y 2011Y 2012Y 2013Y
CAGR=compound annual growth rate
Notes: Some bank level data used; Prime Meridian raised $12.8 million in 2008 and just over $2.0 million in December of 2010 through warrants
Source: SNL Financial, internal company documents

PRIME MERIDIAN
Peer Analysis – Financial Performance
NPAs (excl TDRs) / Assets (%)
2.00%
1.50%
1.00%
0.50%
0.00%
0.00% 0.00% 0.06% 0.00% 1.50% 1.01%
PMB 2010 PMB 2011 PMB 2012 PMB 2013 2013 Southeast Peers 2013 Regional Peers
ROAE (%)
8.00%
6.00%
4.00%
2.00%
0.00%
1.61% 4.31% 6.51% 7.16% 4.65% 4.31%
PMB 2010 PMB 2011 PMB 2012 PMB 2013 2013 Southeast Peers 2013 Regional Peers
ROAA (%)
0.80%
0.60%
0.40%
0.20%
0.00%
0.22% 0.52% 0.69% 0.62% 0.63% 0.62%
PMB 2010 PMB 2011 PMB 2012 PMB 2013 2013 Southeast Peers 2013 Regional Peers
Net Interest Margin (%)
4.00%
3.75%
3.50%
3.25%
3.00%
3.48% 3.51% 3.54% 3.55% 3.79% 3.80%
PMB 2010 PMB 2011 PMB 2012 PMB 2013 2013 Southeast Peers 2013 Regional Peers
Notes: Prime Meridian 2013 NIM not Fully Tax Equivalent (FTE); some bank level data used; all peer data taken from Pg. 28 Source: SNL Financial, internal company documents

PRIME MERIDIAN
Loan Portfolio – Composition
12/31/2013 Loan Composition
Consumer and other 2%
Total net loans of $121.4 million at 12/31/13
Commercial 20%
Construction 11% Residential real estate and HELOC 31%
Commercial real estate 36%
Prime Meridian’s strong relationship with the local business community is reflected in its concentration of Commercial Loans, at 20% of total loans compared to 15% on average for its Southeast peers and 13% on average for its Regional peers
($ Dollars in Thousands)
At December 31, 2013 2012 2011
Real estate mortgage loans:
Commercial real estate $44,796 $35,490 $26,638
Residential real estate and HELOC 38,721 30,886 24,443
Construction 12,933 6,437 4,982
Total real estate mortgage 96,450 72,813 56,063
Commercial 24,651 19,794 20,204
Consumer and other 2,072 2,105 1,351
Total loans 123,173 94,712 77,618
Deferred loan costs, net (69) (69) (37)
Less: ALLL (1,734) (1,243) (903)
Loans receivable, net 121,370 93,400 76,678
Note: All peer data taken from Pg. 28
Source: SNL Financial, internal company documents

PRIME MERIDIAN
Nonperforming Assets
NPAs (excl TDRs) / Assets (%)
2.00% 1.50% 1.50% 1.01% 1.00%
0.50% 0.00% 0.00% 0.06% 0.00% 0.00%
PMB 2010 PMB 2011 PMB 2012 PMB 2013
2013 Southeast Peers 2013 Regional Peers
Prime Meridian has maintained exceptionally strong asset quality, while banks founded in 2008 in both Florida and across the nation have struggled with elevated nonperforming asset ratios
Note: All peer data taken from Pg. 28
Source: SNL Financial, internal company documents

PRIME MERIDIAN
Funding Overview - Deposit Composition
12/31/2013 Deposit Composition
Savings 1% Time Deposits 8% NOW 6%
Noninterest-bearing 32% Money-market accounts 53%
($ Dollars in Thousands)
As of December 31, 2013
Deposit Types:
Noninterest-bearing $58,871
Money-market accounts 96,556
NOW 11,104
Savings 2,100
Time Deposits 14,594
Subtotal $183,225
Cost of Interest-Bearing Deposits (%)
2.00% 1.50% 1.42% 1.14% 1.00% 0.75% 0.75% 0.77% 0.54% 0.50% 0.00%
PMB 2010 PMB 2011 PMB 2012 PMB 2013
2013 Southeast Peers 2013 Regional Peers
Prime Meridian’s deposit franchise is comprised of 32% noninterest-bearing deposits, which is significantly better than the regional peer average of 18% Prime Meridian continues to outperform regional peers with low cost of deposit funding, a key driver of franchise value
Note: All peer data taken from Pg. 28
Source: SNL Financial, internal company documents

PRIME MERIDIAN
Pro Forma Capital Analysis
($ Dollars in Thousands)
As of December 31, 2013
Adjusted for sale of 1,200,000 shares
Stockholders’ equity:
Common Stock, $.01 par value, 9,000,000 shares authorized, 1,498,937 shares issued and outstanding at December 31, 2013, and 2,698,937 outstanding at the closing of the Offering
$ 15 $ 27
Additional paid-in capital
14,929 29,609
Retained earnings
1,732 1,732
Unrealized gain (losses) on securities
(315) (315)
Total stockholders’ equity
$ 16,361 $ 31,053
Source: SNL Financial, internal company documents

PRIME MERIDIAN

Peer Analysis

		Financial Highlights																
		Balance Sheet Highlights				Loan Portfolio				YTD Financial Performance					Asset Quality			
		Total Assets ($M)	Total Loans ($M)	Total Deposits ($M)	Loans/ Deposits (%)	Equity/ Assets (%)	TCE /TA (%)	Leverage Ratio (%)	Total RBC Ratio (%)	Net Income ($M)	ROAA (%)	ROAE (%)	N.I.M. (%)	Cost of Funds (%)	NPAs (ex TDRs) /Assets (%)	Texas Ratio (%)	ALLL/ Loans (%)	NCOs/ Avg. Lns (%)
Southeast	Max	$828.2	$583.6	$684.8	115.46 %	22.00 %	22.00 %	22.81 %	31.97 %	$19.9	4.81 %	46.18 %	5.19 %	1.15 %	16.42 %	629.19 %	4.76 %	4.69 %
	Min	$34.3	$24.4	$28.8	41.37	0.88	0.88	2.29	4.21	($2.5)	-3.67	-38.97	2.70	0.20	0.00	0.00	0.89	-0.28
	Avg.	$207.7	$139.2	$172.6	81.15	11.60	11.18	11.79	17.11	$1.5	0.63	4.65	3.79	0.68	1.50	29.42	1.66	0.40
	Median	$175.2	$113.9	$143.7	81.90	11.27	10.50	11.37	16.86	$1.0	0.61	4.86	3.73	0.66	0.72	10.50	1.43	0.09
Regional[1]	Max	$349.9	$201.6	$305.5	99.67 %	22.00 %	22.00 %	22.81 %	31.97 %	4.6	3.26 %	24.64 %	5.17 %	1.13 %	8.50 %	216.75 %	3.16 %	3.49 %
	Min	$56.0	$34.4	$48.8	41.37	4.89	4.89	5.34	10.59	(1.5)	-2.25	-38.97	2.81	0.33	0.00	0.04	0.90	-0.28
	Avg.	$152.7	$99.6	$128.5	79.97	11.49	11.21	11.85	17.39	1.0	0.62	4.31	3.80	0.68	1.01	18.13	1.63	0.34
	Median	$155.6	$92.4	$134.7	81.22	11.27	11.07	11.56	17.14	1.0	0.63	5.30	3.84	0.65	0.42	9.09	1.45	0.05
Prime Meridian		$206.5	$123.1	$183.2	66.90 %	7.89 %	7.89 %	8.41 %	13.66 %	$1.1	0.62 %	7.16 %	3.55 %	0.42 %	0.00 %	1.35 %	1.41 %	0.02 %

		Loan Portfolio																							
																Deposit Composition									
		Constr & Dev		1-4 Family Residential		HELOC		Owner-Occ CRE		Other CRE		Multifam		Commercial & Industrial		Consr & Other		Non-Interest Bearing		NOW & Other Trans		MMDA & Sav Savings		Retail CDs		Jumbo CDs	
		($M)	(%)	($M)	(%)	($M)	(%)	($M)	(%)	($M)	(%)	($M)	(%)	($M)	(%)	($M)	(%)	($M)	(%)	($M)	(%)	($M)	(%)	($M)	(%)	($M)	(%)
Southeast	Max	$70.3	23.4 %	$273.9	58.1 %	$43.3	24.1 %	$129.2	47.3 %	$114.1	59.4 %	$22.2	15.5 %	$394.4	79.4 %	$28.6	38.4 %	$118.2	39.9 %	$83.0	33.2 %	$336.8	73.2 %	$93.0	42.9 %	$200.3	59.5 %
	Min	$0.0	0.0	$0.0	0.0	$0.0	0.0	$1.9	2.2	$0.0	0.0	$0.0	0.0	$0.9	1.7	$0.0	0.0	$3.2	3.7	$0.0	0.0	$8.7	13.4	$1.4	0.8	$8.5	4.9
	Avg.	$12.5	8.9	$22.7	16.4	$7.5	5.0	$30.9	23.5	$29.4	23.3	$4.6	3.5	$26.9	15.3	$4.9	4.0	$27.7	15.3	$16.7	9.8	$70.8	39.6	$18.9	12.0	$38.5	23.2
	Median	$10.7	9.2	$11.4	11.8	$4.2	3.9	$27.8	23.4	$24.7	21.5	$2.6	2.6	$13.5	12.0	$2.8	2.8	$20.7	14.5	$11.3	8.2	$61.3	39.5	$14.1	11.6	$29.4	21.6
Regional[1]	Max	$22.7	20.7 %	$60.6	49.0 %	$21.1	12.6 %	$66.6	47.3 %	$79.6	59.4 %	$12.5	11.0 %	$29.8	32.3 %	$12.4	19.2 %	$79.1	39.9 %	$69.2	33.2 %	$102.1	72.4 %	$53.1	26.4 %	$82.4	59.5 %
	Min	$0.0	0.0	$0.8	1.7	$0.0	0.0	$4.5	7.6	$5.6	11.7	$0.0	0.0	$1.2	2.7	$0.0	0.0	$5.2	6.5	$0.0	0.0	$13.4	17.2	$1.4	1.0	$9.0	5.9
	Avg.	$8.3	8.3	$15.0	15.5	$4.6	4.3	$25.0	25.2	$26.7	26.6	$3.5	3.4	$12.7	12.9	$3.7	3.9	$24.4	17.9	$13.4	10.2	$46.8	35.1	$13.2	11.5	$30.7	25.3
	Median	$6.8	7.9	$10.2	12.2	$3.6	4.5	$20.6	24.1	$21.4	24.7	$2.2	2.5	$10.0	10.8	$2.5	2.7	$19.5	17.1	$7.9	6.0	$33.4	32.9	$9.8	13.0	$29.5	25.9
Prime Meridian		$12.9	10.5 %	$19.4	15.8 %	$6.8	5.5 %	$19.5	15.8 %	$24.6	20.0 %	$12.5	10.1 %	$24.7	20.0 %	$2.8	2.2 %	$59.7	32.4 %	$11.1	6.0 %	$98.7	53.6 %	$3.7	2.0 %	$10.9	5.9 %

Peer Groups

"Southeast" Southeast banks (AL, AR, FL, GA, LA, MS, NC, SC, TN) started since 1/1/07 with Total Assets < $1.0 billion

"Regional[1]" Select banks located in AL, FL and GA started since 1/1/07 with Total Assets < $350 million

[1]Regional list provided by Prime Meridian Bank

Note: All financial data as of 12/31/2013

Source: SNL Financial

28

IV. Appendix

PRIME MERIDIAN
Financial Profile – Top-Tier Consolidated
Year Ended December 31,
($ Dollar in Thousands)
20131 2012 2011
Balance Sheet Data:
Total assets
$ 206,473 $ 169,658 $ 139,403
Total loans, net
121,370 93,400 76,678
Total deposits
183,225 146,729 115,573
Total shareholders’ equity
16,361 16,039 15,096
Income Statement Data:
Net interest income
$ 6,266 $ 4,932 $ 4,008
Provision for loan and lease losses
513 473 143
Noninterest income
859 1,250 149
Noninterest expense
4,861 4,102 3,025
Income taxes 602 589 373
Net income
1,149 1,018 616
Per Common Share Outstanding Data:
Basic net income per common share
$ 0.77 $ 0.68 $ 0.41
Diluted net income per common share
0.76 0.68 0.41
Book value per common share
10.92 10.72 10.09
Common shares outstanding
1,498,937 1,496,106 1,496,106
Performance Ratios:
Return on average assets
0.62% 0.69% 0.52%
Return on average equity
7.16% 6.51% 4.31%
Net interest margin
3.55% 3.54% 3.51%
Asset Quality Ratios:
LLR / loans
1.41% 1.31% 1.16%
NPLs / total loans
- 0.11% -
NPAs / total assets
- 0.06% -
Net recoveries (charge-offs) / avg loans
0.02% 0.16% -0.03%
Trouble debt restructurings / loans
0.20% 0.14% -
Capital Ratios
Total risk-based capital ratio (Bank)
13.66% 15.97% 17.05%
Tier 1 risk-based capital ratio (Bank)
12.41% 14.78% 16.04%
Tier 1 leverage capital ratio (Bank)
8.41% 9.67% 10.61%
Total equity to total assets (Bank)
7.89% 9.42% 10.77%
Other: Number of full-time employees
38 34 29
Number of full-service branch offices
2 2 1
1 Unaudited
Source: SNL Financial, internal company documents

Balance Sheet & Income Statement

Balance Sheet	Year Ended December 31,		
($ Dollars in Thousands)	2013[1]	2012	2011
Assets			
Cash and due from banks	$ 5,033	$ 2,920	$ 1,594
Federal funds sold	147	148	207
Interest-bearing deposits	28,986	23,430	17,230
Total cash and equivalents	34,166	26,498	19,031
Securities available for sale	44,071	43,805	39,921
Gross loans[2]	123,104	94,643	77,581
Allowance for loan losses	1,734	1,243	903
Net loans	121,370	93,400	76,678
Premises and equipment, net	3,757	3,437	2,993
Accrued interest receivable	516	422	358
Other assets	2,593	2,096	422
Total assets	$ 206,473	$ 169,658	$ 139,403
Liabilities			
Noninterest-bearing demand deposits	58,871	29,328	18,187
Savings, NOW and MMDA	109,760	100,885	75,450
Time deposits	14,594	16,516	21,936
Total deposits	183,225	146,729	115,573
Federal Home Loan Bank advances	-	-	2,000
Other borrowings	5,719	5,760	6,127
Other liabilities	1,168	1,130	607
Total liabilities	190,112	153,619	124,307
Stockholders' equity			
Preferred stock, undesignated; 1,000,000 authorized	-	-	-
Common stock, $.01 par; 9,000,000 authorized,	15	15	15
1,498,937, 1,496,106 and 1,496,106 issued & outstanding			
Additional paid-in capital	14,929	14,896	14,889
Retained earnings (accumulated deficit)	1,732	583	(435)
Accumulated other comprehensive (loss) income	(315)	545	627
Total stockholders' equity	16,361	16,039	15,096
Total liabilities and stockholders' equity	$ 206,473	$ 169,658	$ 139,403

Income Statement	Year Ended December 31,		
($ Dollars in Thousands)	2013[1]	2012	2011
Interest income:			
Loans	$ 6,077	$ 4,831	$ 3,994
Securities	838	864	984
Other	55	45	31
Total interest income	6,970	5,740	5,009
Interest expense:			
Deposits	646	747	945
Other borrowings	58	61	56
Total interest expense	704	808	1,001
Net interest income	6,266	4,932	4,008
Provision for loan losses	513	473	143
Net interest income after provision	5,753	4,459	3,865
Noninterest income:			
Service charges and fees on deposit accounts	104	103	67
Gain on sale of securities available for sale	14	881	-
Gain on sale of loans	250	-	-
Other income	491	266	82
Total noninterest income	859	1,250	149
Noninterest expense			
Salaries and employee benefits	2,650	2,082	1,524
Occupancy and equipment	897	856	396
Other expenses	1,314	1,164	1,105
Total noninterest expense	4,861	4,102	3,025
Income before taxes	1,751	1,607	989
Income taxes	602	589	373
Net income	1,149	1,018	616
Shares outstanding	1,498,937	1,496,106	1,496,106
Basic EPS	$ 0.77	$ 0.68	$ 0.41
Diluted EPS	$ 0.76	$ 0.68	$ 0.41

[1] Unaudited
[2] Gross loans less deferred loan costs
Source: SNL Financial, internal company documents

31

PRIME MERIDIAN
Historical Loan Portfolio – Loan Grading Profile
Real Estate Mortgage Loans
($ Dollars in Thousands) Commercial Residential & HELOC Construction Commercial Consumer & Other Total
As of December 31, 2013 1:
Pass $40,901 $36,611 $12,528 $23,919 $1,914 $115,873
Special Mention 1,804 1,346 396 509 38 4,093
Grade: Substandard 2,091 764 9 223 120 3,207
Doubtful - - - - - -
Loss - - - - - -
Total $44,796 $38,721 $12,933 $24,651 $2,072 $123,173
As of December 31, 2012:
Pass $35,490 $30,333 $5,984 $19,581 $2,105 $93,493
Special Mention - 553 352 183 - 1,088
Grade: Substandard - - 101 30 - 131
Doubtful - - - - - -
Loss - - - - - -
Total $35,490 $30,886 $6,437 $19,794 $2,105 $94,712
As of December 31, 2011:
Pass $26,638 $23,865 $4,982 $19,886 $1,351 $76,722
Special Mention - 578 - 189 - 767
Grade: Substandard - - - 129 - 129
Doubtful - - - - - -
Loss - - - - - -
Total $26,638 $24,443 $4,982 $20,204 $1,351 $77,618
1 Unaudited
Source: SNL Financial, internal company documents

PRIME MERIDIAN
Loan Charge-offs
Year Ended December 31,
($ Dollars in Thousands) 20131 2012 2011
ALLL at beginning of period $1,243 $903 $742
Charge-offs: Commercial real estate $- $- $-
Commercial - - -
Construction 47 165 -
Residential and home equity - - -
Consumer 1 1 1
Total Charge-offs $48 $166 $1
Recoveries: Commercial real estate $- $- $-
Commercial 26 33 19
Residential - - -
Consumer - - -
Total recoveries $26 $33 $19
Net charge-offs $22 $133 $(18)
Total charge-offs since inception of $516 thousand
2013 NCO/Average Loans of 0.02%
1 Unaudited
Source: SNL Financial, internal company documents

PRIME MERIDIAN
Margin Analysis
Year Ended December 31, 2013
($ Dollars in Thousands) Average Balance Interest and Dividends Average Yield/Rate Interest earning assets:
Loans $112,826 $6,076 5.39%
Securities 43,531 838 1.93
Other earnings asssets 20,391 56 0.27
Total interest earning assets 176,748 6,970 3.94%
Interest-bearing liabilities:
Savings, NOW and MMKT $103,459 $528 0.51%
Time Deposits <$100,000 3,578 24 0.68
Time Deposits > $100,000 11,878 94 0.79
Interest Bearing Deposits 118,915 646 0.54 Other borrowings 5,782 58 1.00
Total interest earning liabilities $124,697 $704 0.56%
Net interest income $6,266
Interest rate spread
3.38%
Net interest margin 3.55%
Source: SNL Financial, internal company documents

PRIME MERIDIAN
Capital Ratios – Bank Level
Actual For Capital Adequacy Purposes For Well Capitalized Purposes
($ Dollars in Thousands) ($) (%) ($) (%) ($) (%)
As of December 31, 20131:
Tier 1 Capital to Average Assets $16,611 8.41 $7,898 4.00 $9,872 5.00
Tier 1 Capital to Risk-Weighted Assets 16,611 12.41 5,355 4.00 8,033 6.00
Total Capital to Risk-Weighted Assets 18,286 13.66 10,711 8.00 13,388 10.00
As of December 31, 2012:
Tier 1 Capital to Average Assets $15,437 9.67 $6,387 4.00 $7,983 5.00
Tier 1 Capital to Risk-Weighted Assets 15,437 14.78 4,177 4.00 6,265 6.00
Total Capital to Risk-Weighted Assets 16,680 15.97 8,354 8.00 10,442 10.00
As of December 31, 2011:
Tier 1 Capital to Average Assets $14,390 10.61 $5,424 4.00 $6,780 5.00
Tier 1 Capital to Risk-Weighted Assets 14,390 16.04 3,589 4.00 5,383 6.00
Total Capital to Risk-Weighted Assets 15,293 17.05 7,177 8.00 8,972 10.00
1 Unaudited
Source: SNL Financial, internal company documents

PRIME MERIDIAN
HOLDING COMPANY
www.primemeridianbank.com